SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2002

MID-AMERICA BANCORP

(Exact Name of Registrant as specified in Charter)

KENTUCKY	1-10602	61-1012933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Broadway, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code: (502) 589-3351

N/A
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and are omitted from this Report.

Item 5. Other Events

      On January 28, 2002, Mid-America Bancorp announced earnings for the year and quarter ended December 31, 2001.

         The following exhibits are filed with this Report on Form 8-K:

REGULATION S-K
EXHIBIT NUMBERS         EXHIBIT

          99         Earnings Release dated January 28, 2002

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA BANCORP

Date: January 28, 2002	By:/s/ John T. Rippy
John T. Rippy
Executive Vice President
and General Counsel

EXHIBIT 99

Contact:
Steven Small
Executive Vice President
& Chief Financial Officer
(502)562-5878

         FOR IMMEDIATE RELEASE

         MAB REPORTS EARNINGS FOR 2001

         LOUISVILLE, KY (January 28, 2002) AMEX Symbol: MAB MidAmerica Bancorp, holding company of Bank of Louisville (the Bank), today announced net income of $24.030 million for 2001, compared to $4.651 million for 2000. Diluted net income per share was $2.15 in 2001, compared to $0.42 in 2000. Net income for the fourth quarter of 2001 was $6.066 million, or $0.54, on a diluted per share basis, while there was a net loss of $14.857 million, or $1.33, on a diluted per share basis for the fourth quarter of 2000.

         Excluding unusual gains and expenses in each period, discussed below, net income in the fourth quarter of 2001 increased 18.1% compared to the fourth quarter of 2000, and net income for the year ended December 31, 2001, increased 2.9% compared to 2000.

         As previously reported in the fourth quarter of 2000, a partial summary judgement was rendered against the Bank in the Kentucky Central lawsuit (the lawsuit) involving certain real estate loans. Accordingly, in the fourth quarter of 2000, MidAmerica recorded expenses of $30 million via a provision for loan losses of $16.5 million and a $13.5 million provision for other costs of the lawsuit. Litigation settlement reserve expenses were $378,000 in the fourth quarter of 2001, and $2.178 million for the year ended December 31, 2001.

         In addition to the above charges related to the lawsuit, net income for the fourth quarters and years ended December 31, 2001, and 2000 includes unusual gains (losses). For the year ended December 31, 2001, MidAmerica recognized $45,000 of gains on sales of other real estate and other assets and $2.187 million of gains on sales of securities available for sale. For the fourth quarter and year ended December 31, 2001, expenses related to the previously announced merger with BB&T Corporation were $366,000. For the year ended December 31, 2000, MidAmerica recognized gains on sales of other real estate and other assets of $513,000, a gain from the sale of leased equipment in excess of residual value of $1.050 million and a gain on the sale of the former life insurance subsidiary’s insurance base of $153,000. In the fourth quarter of 2001, losses on sales of other real estate and other assets were $110,000 as compared to losses of $79,000 in the fourth quarter of 2000. Securities gains in the fourth quarter of 2001 were $685,000.

         A more detailed discussion of MidAmerica’s results for the quarter and year ended December 31, 2001, compared to the same periods in 2000, follows:

NET INTEREST INCOME

         Net interest income decreased $609,000, or 3.7%, for the quarter and decreased $2.413 million, or 3.6%, for the year. The declines in net interest income for the quarter and year periods are primarily attributable to the rapid decline in interest rates in 2001. From the beginning of 2001 through December 31, 2001, the Federal Reserve has reduced the federal funds interest rate eleven times by a total of 475 basis points (4.75%). The net interest margin for the fourth quarter of 2001, compared to the same period in 2000, declined 64 basis points, to 3.78%, and for the year ended December 31, 2001, compared to the same period in 2000, declined 56 basis points, to 3.96%. Partially offsetting the negative impact of declining interest rates on net interest income, were the benefits associated with increases in average earning assets of $203 million, or 13.2%, for the quarter and $171 million, or 11.1%, for the year.

NON-INTEREST INCOME

         Excluding the unusual gains (losses) previously discussed, non-interest income in the fourth quarter of 2001 increased $1.729 million, or 38.6%, over the fourth quarter of 2000 and non-interest income for the year ended December 31, 2001, increased $4.174 million, or 25.3%, over 2000. Trust fees decreased $7,000 for the quarter and increased $210,000, or 6.5%, for the year as assets under management continued to increase with continuing business development activities. However, depressed equity markets negatively impacted fees for the fourth quarter of 2001. Deposit service charges increased $880,000, or 54%, for the quarter and $1.924 million, or 30.1%, for the year, primarily as a result of a new overdraft program implemented in the second quarter of 2001. Gift certificate fees increased $226,000, or 31%, for the quarter and $1.052 million, or 42.0%, for the year, primarily as a result of service charges from an increased level of unredeemed items. Income from a new bank-owned life insurance program initiated during the second quarter of 2001 was $340,000 for the quarter and $753,000 for the year. Fees from non-deposit retail investment products, introduced in December 2000, were $250,000 for the fourth quarter and $531,000 for the year ended December 31, 2001.

OPERATING EXPENSES

         Other operating expenses, excluding the previously discussed litigation and merger expenses, decreased $18,000 for the quarter and increased $3.239 million, or 6.6%, for the year. The primary factor causing the annual expense increase was salary and benefits, which increased $582,000, or 8.0%, for the quarter and $2.823 million, or 9.9%, for the year. These increases are attributed to the impact of normal salary increases, effective near the beginning of the second quarter, which averaged 4.4%, higher staffing levels and increased costs of pension and health benefits. Staffing levels averaged 613 full-time employees in 2001, compared with 580 in 2000. Staffing levels have increased with the introduction of new services, new distribution methods and new branch locations. Occupancy expenses increased 10.7% for the quarter and 6.0% for the year with increased expenses for a replacement branch location, the new Southern Indiana branch and main office remodeling. Equipment expenses, impacted by Internet banking and check imaging, increased approximately 3.9% for the quarter and 3.3% for the year. Other expenses, excluding litigation and merger expenses, decreased $732,000, or 16.9%, for the quarter and increased $68,000, or .5%, for the year. The decrease in the fourth quarter of 2001 compared to the same period in 2000, related to reduced charitable donations ($175,000), reduced advertising ($337,000) and reduced supply costs ($318,000). Other expenses were also impacted by individually insignificant increases in general business expense categories, such as telephone, postage, dues, travel, entertainment and the like.

PERFORMANCE RATIOS

         Return on average assets (ROA), return on average stockholders’ equity (ROE) and the efficiency ratio were as follows:

               Three months ended December 31,    Year ended December 31,
                     2001          2000              2001          2000
ROA                  1.30%       (3.65)%             1.33%         0.29%
ROE                 12.40%      (31.21)%            12.84%         2.54%
Efficiency ratio    59.61%        62.70%            59.32%        56.78%

         Excluding the unusual items previously discussed, ROA would have been 1.35% for the year ended December 31, 2001, and 1.46% for the year ended December 31, 2000. ROE on this adjusted basis would have been 13.01% for the year ended December 31, 2001, and 12.94% for the year ended December 31, 2000. The efficiency ratio in the above table is calculated excluding unusual items.

PROVISION FOR LOAN LOSSES

         The allowance for loan losses was $10,489,000 and 0.90% of loans as of December 31, 2001, compared with $9,979,000 and 0.94% of loans at December 31, 2000. The allowance for loan losses was 129% of non-performing loans at December 31, 2001, compared to 98% at December 31, 2000. Non-performing loans were $8.119 million and 0.70% of loans outstanding at December 31, 2001, compared with $10.2 million and 0.97% on December 31, 2000. Impaired loans were $6.874 million at December 31, 2001, compared to $5.337 million at December 31, 2000. The following discussion of the provision for loan losses and charge-offs excludes the $16.5 million provision for loan losses and related $16.5 million charge-off related to the lawsuit in the fourth quarter of 2000. Net loans charged off were $212,000 in the fourth quarter of 2001 and $1.566 million for the year ended December 31, 2001, compared with $373,000 in the fourth quarter of 2000 and $2.415 million for the year ended December 31, 2000. The fourth quarter provision for loan losses in 2001 was $375,000 compared with $405,000 in the fourth quarter of 2000. For the year ended December 31, 2001, the provision for loan losses was $2.076 million, compared with $2.540 million for the same period in 2000. The decrease in the provision for loan losses for both the quarter and year ended December 31, 2001, related to the decreased level of charged off loans. Net loans charged off related to indirect automobile lending activities were $140,000 for the fourth quarter of 2001, and $967,000 for the year ended December 31, 2001, compared to $364,000 and $1.658 million for the comparative 2000 periods, respectively.

FORWARD LOOKING STATEMENTS

         The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The use of words such as “believes”, “estimates”, “plans”, “expects” and similar expressions is intended to identify forward-looking statements. All forward-looking statements included in this document are based on information available to MidAmerica Bancorp on the date hereof, and MidAmerica Bancorp assumes no obligation to update any such forward-looking statement. It is important to note that MidAmerica Bancorp’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially from those projected include, among others: customer concentration; cyclicality; fluctuation of interest rates; risk of business interruption; adequacy of the allowance for loan losses; valuation of other real estate; dependence on key personnel; and government regulation.

         Bank of Louisville, and its holding company - MidAmerica Bancorp - operates in the Louisville metropolitan area, with approximately $2.1 billion in assets and 30 banking centers at December 31, 2001. Detailed statistical information follows.

MidAmerica Bancorp
Quarterly And Year-To-Date Statistics
December 31, 2001                                                                                                                    COMPARATIVE
(Unaudited)                                                                                                                  YTD       QUARTER
Dollars In Thousands,                   QTD          QTD         QTD         QTD         QTD          YTD         YTD     INCREASE     INCREASE
  Except Per Share Amounts            12/31/01    09/30/01    06/30/01    03/31/01     12/31/00    12/31/01    12/31/00  (DECREASE)   (DECREASE)
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------

AVERAGE BALANCE SHEET
Securities                            $529,991    $471,035    $538,059    $563,815     $456,918    $525,558    $453,660      15.85%    15.99%
Loans, net of unearned income        1,158,385   1,134,585   1,109,423   1,065,231    1,053,022   1,117,188   1,056,434       5.75      10.01
Earning assets                       1,741,263   1,687,700   1,729,759   1,671,044    1,538,294   1,707,633   1,536,625      11.13      13.19
Total assets                         1,853,486   1,798,406   1,827,598   1,760,176    1,620,535   1,810,219   1,616,654      11.97      14.37
Deposits                             1,091,026   1,078,999   1,065,529   1,037,641      998,409   1,068,605     992,736       7.64       9.28
Shareholders' equity                   194,081     188,678     185,213     180,550      189,372     187,181     182,960       2.31       2.49

END OF PERIOD BALANCE SHEET
Securities available for sale         $739,080    $449,433    $497,213    $538,384     $630,312    $739,080    $630,312      17.26%    17.26%
Securities held to maturity              2,525       2,525       2,524       2,525        2,525       2,525       2,525         --         --
Loans, net of unearned income        1,165,894   1,137,913   1,133,644   1,094,971    1,058,269   1,165,894   1,058,269      10.17      10.17
Allowance for loan losses               10,489      10,326      10,205      10,079        9,979      10,489       9,979       5.11       5.11
Total assets                         2,098,224   1,757,168   1,766,485   1,754,056    1,803,950   2,098,224   1,803,950      16.31      16.31
Deposits                             1,153,292   1,089,731   1,100,016   1,063,299    1,029,308   1,153,292   1,029,308      12.05      12.05
Shareholders' equity                   198,177     191,457     187,439     184,015      178,369     198,177     178,369      11.11      11.11

INCOME STATEMENT
Interest income                        $27,097     $29,649     $31,799     $33,110      $32,814    $121,655    $128,908      (5.63)%   (17.42)%
Interest expense                        11,000      13,354      15,363      16,366       16,108      56,083      60,923      (7.94)    (31.71)
Net interest income                     16,097      16,295      16,436      16,744       16,706      65,572      67,985      (3.55)     (3.65)
Net interest income -
  tax equivalent basis                  16,508      16,703      16,874      17,186       17,138      67,271      69,681      (3.46)     (3.68)
Provision for loan
  losses related to lawsuit                 --          --          --          --       16,500          --      16,500    (100.00)   (100.00)
Provision for loan losses                  375         720         640         341          405       2,076       2,540     (18.27)     (7.41)
Securities gains (losses)                  685          --       1,502          --           --       2,187          (1)         *          *
Unusual income                            (110)          1          59          95          (79)         45       1,716     (97.38)    (39.24)
Unusual expense                           (744)       (600)       (600)       (600)     (13,500)     (2,544)    (13,500)    (81.16)    (94.49)
Other non-interest income                6,214       5,252       5,032       4,204        4,485      20,702      16,528      25.25      38.55
Other operating expenses                13,543      13,128      13,005      12,510       13,561      52,186      48,947       6.62      (0.13)
Pretax income (loss)                     8,224       7,100       8,784       7,592      (22,854)     31,700      4,741      568.64     135.98
Net income (loss)                        6,066       5,642       6,642       5,680      (14,857)     24,030      4,651      416.66     140.83

PER COMMON SHARE
Basic net income (loss)                  $0.55       $0.51       $0.60       $0.52       ($1.35)      $2.17       $0.42     416.67%   140.74%
Diluted net income (loss)                 0.54        0.50        0.59        0.51        (1.33)       2.15        0.42     411.90     140.60
Dividends                                 0.24        0.24        0.24        0.24        0.223        0.96       0.893       7.50       7.62
Book value                               17.57       17.30       17.01       16.71        16.21       17.57       16.21       8.39       8.39

CREDIT QUALITY
Nonaccrual and restructured loans       $5,016      $4,491      $4,557      $4,339       $2,921      $5,016      $2,921     $2,095     $2,095
Loans 90 days past due                   3,103       2,300       2,225       3,315        7,313       3,103       7,313     (4,210)    (4,210)
 Total nonperforming loans (NPL)         8,119       6,791       6,782       7,654       10,234       8,119       10,234    (2,115)    (2,115)
Other real estate owned                  5,387       6,946       8,174       8,174        8,017       5,387       8,017     (2,630)    (2,630)
 Total nonperforming assets (NPA)       13,506      13,737      14,956      15,828       18,251      13,506      18,251     (4,745)    (4,745)
Net charge-offs                           (212)       (599)       (514)       (241)     (16,873)     (1,566)    (18,915)   (17,349)    16,661

NPL/Loans                                 0.70%       0.60%       0.60%       0.70%       0.97%        0.70%       0.97%       (27)BP     (27)BP
NPA/Total assets                          0.64%       0.78%       0.85%       0.90%       1.01%        0.64%       1.01%       (37)BP     (37)BP
Net charge-offs /average loans            0.02%       0.05%       0.05%       0.02%       1.60%        0.14%       1.79%      (165)BP    (158)BP
Allowance for loan losses/loans           0.90%       0.91%       0.90%       0.92%       0.94%        0.90%       0.94%        (4)BP      (4)BP
Allowance for loan losses/NPL              129%        152%        150%        132%         98%         129%        98%      31.63%    31.63%

PERFORMANCE RATIOS
Return on average assets                  1.30%       1.24%       1.46%       1.31%       (3.65)%      1.33%       0.29%       104 BP     130 BP
Return on average equity                 12.40%      11.86%      14.38%      12.76%      (31.21)%     12.84%       2.54%     1,030 BP   1,240 BP
Net yield on earning assets,
 tax equivalent basis                     3.78%       3.94%       3.93%       4.19%        4.42%       3.96%       4.52%       (56)BP     (64)BP
Efficiency ratio (1)                     59.61%      59.80%      59.37%      58.49%       62.70%      59.32%      56.78%       254 BP    (309)BP

Outstanding shares                      11,280      11,067      11,021      11,009       11,007      11,280      11,007       2.48%     2.48%
Basic average outstanding shares        11,123      11,051      11,017      11,008       11,005      11,050      11,000       0.45       1.07
Diluted average equivalent shares       11,310      11,212      11,165      11,137       11,131      11,200      11,134       0.59       1.61

BP = basis points
* Not meaningful
(1) Excludes unusual income and expense